                                2,500,000 Shares

                     FINANCIAL PACIFIC INSURANCE GROUP, INC.

                                  Common Stock
                                 Par Value $.001


                             UNDERWRITING AGREEMENT

                                  June __, 1998




EVEREN Securities, Inc.
Hoefer & Arnett Incorporated
As Representatives of the Several Underwriters

EVEREN Securities, Inc.
77 West Wacker Drive
Chicago, Illinois 60601-1994

Hoefer & Arnett, Inc.
 353 Sacramento Street
 Suite 1000
 San Francisco, California 94111

Ladies and Gentlemen:

         Financial Pacific Insurance Group, Inc., a Delaware corporation (the "Company"), and Riordan, Lewis & Haden, Firemark Advisors, Inc., St. Paul Fire & Marine Insurance Company, Celerity Partners, L.P., Robert S. Goodell and David Rogers (collectively, the "Selling Stockholders") confirm their agreements with each other and the several underwriters listed in Schedule I hereto (the "Underwriters"), for whom EVEREN Securities, Inc. (the "Managing Representative") and Hoefer & Arnett, Inc. (the "Representative" and, together with the Managing Representative, collectively and severally, the "Representatives") have been duly authorized to act as representatives, as follows:

         1. The Shares. Subject to the terms and conditions set forth in this agreement (the "Agreement"), the Company proposes to issue and sell 2,000,000 shares of its authorized but unissued Common Stock, $.001 par value (the "Common Stock"), to the several Underwriters and the Selling Stockholders propose to sell an aggregate of 500,000 shares of the Company's authorized and outstanding Common Stock to the several Underwriters, with each of the Selling Stockholders

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to sell the number of shares listed beside such Selling Stockholder's name on
Schedule II hereto. The 2,000,000 shares of Common Stock of the Company to be sold by the Company are hereinafter called the "Company Shares" and the 500,000 shares of Common Stock to be sold by the Selling Stockholders are hereinafter called the "Selling Stockholder Shares." The Company Shares and the Selling Stockholder Shares are hereinafter collectively referred to as the "Firm Shares." The Company also proposes to grant to the Underwriters an option to purchase up to 375,000 additional shares of Common Stock (the "Option Shares") if requested by the Underwriters as provided in Section 3 hereof. The Firm Shares and the Option Shares are herein collectively called the "Shares."

         The Company and the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

         2. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-50511) including a prospectus, relating to the Shares, which may have been amended; each such amendment was so prepared and filed. The registration statement, as amended at the time when it became or becomes effective, including all financial schedules and exhibits thereto and all of the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act ("Rule 430A"), is hereinafter referred to as the "Registration Statement"; any registration statement filed pursuant to Rule 462(b) under the Act is herein called the "462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement; the prospectus in the form first provided to the Underwriters by the Company in connection with the offering and sale of the Shares (whether or not required to be filed pursuant to Rule 424(b) under the Act ("Rule 424(b)")) is hereinafter referred to as the "Prospectus," except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to the revised prospectus from and after the time it is first provided to the Underwriters for such use; and each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "Preliminary Prospectus."

         3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, at a price of $ per Share (the "Purchase Price"), the Company Shares and the Selling Stockholder Shares, respectively; and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the Purchase Price, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to sell to the Underwriters, at the Purchase Price, up to 375,000 Option Shares; and (ii) the Underwriters shall have the right to

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purchase, severally and not jointly, from time to time, up to an aggregate of
375,000 Option Shares at the Purchase Price. Option Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Option Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

         For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that this clause shall not apply to (i) the transactions expressly contemplated hereby, (ii) the issuance of the Warrants pursuant to the Warrant Agreement dated June __, 1998 between the Company and the purchasers party thereto, (iii) the granting of options for shares of Common Stock involving the Shares and (iv) the sales of shares of Common Stock to the Company's employees pursuant to the exercise of options under those employee benefit plans described in the Prospectus and provided further, however, that the Company may issue shares of Common Stock ("Acquisition Shares") during such period in connection with acquisitions of business so long as the purchaser of such Acquisition Shares agrees to be bound by a lock-up letter in form and substance satisfactory to you pursuant to which such purchaser agrees with the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such Acquisition Shares at any time before the expiration of such 180 day period and the certificates evidencing such Acquisition Shares bear a legend to such effect.

         For a period of 180 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of the Representatives on behalf of the Underwriters, file a registration statement relating to shares of capital stock (including the Common Stock) or securities convertible into or exercisable or exchangeable for, capital stock or warrants, options or rights to purchase or acquire, capital stock, with the exception of the filing of Registration Statements on Form S-8 with respect to the Company's employee benefit plans described in the Prospectus and provided further, however, that the Company may issue shares of Common Stock ("Acquisition Shares") during such period in connection with acquisitions of business so long as the purchaser of such Acquisition Shares agrees to be bound by a lock-up letter in form and substance satisfactory to you pursuant to which such purchaser agrees with the Company not to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any such Acquisition Shares at any time before the expiration of such 180 day period and the certificates evidencing such Acquisition Shares bear a legend to such effect.

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         4. Agreements of the Company as to Delivery and Payment. The Company
agrees with each Underwriter that:

                  (a) Delivery to the Underwriters of and payment for the Firm Shares shall be made at 9:00 A.M., Los Angeles time, on the third full business day (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Firm Shares as advised to you by the Company, at such place as you shall designate. Payment for the Firm Shares shall be made to the Company or its order upon delivery of the Company Shares, and shall be made to the Custodian for the account of the Selling Stockholders upon delivery of the Selling Stockholder Shares, in each case in Federal or other funds immediately available in Los Angeles.

                  (b) Delivery to the Underwriters of and payment for any Option Shares to be purchased by the Underwriters shall be made at such place as the Representatives shall designate, at 9:00 A.M., Los Angeles time, on such date or dates (individually, an "Option Closing Date" and collectively, the "Option Closing Dates"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the Representatives to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Option Shares. Any such notice may be given at any time within 45 days after the date of this Agreement. Payment for any Option Shares shall be made to the Company or its order upon delivery of the Option Shares, in Federal or other funds immediately available in Los Angeles.

                  (c) Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available for inspection not later than 9:00 A.M., Los Angeles time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance or the transfer thereof duly paid by the Company for the respective accounts of the Underwriters against payment of the Purchase Price therefor.

         5. Further Agreements of the Company. The Company also agrees with each Underwriter that:

                  (a) it will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time; and the Company will comply fully and in a timely manner with the applicable provisions of Rule 424(b) and Rule 430A under the Act;

                  (b) it will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective

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         amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the best knowledge of the Company, threat of any proceedings for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event or information becoming known during the period referred to in paragraph
         (e) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein not misleading except statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein; if at any time the Commission shall issue or institute proceedings (or threaten to institute any such proceedings) to issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue or institute proceedings (or threaten to institute proceedings) to issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (c) it will furnish to the Representatives without charge one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and, from time to time, will furnish to you and each Underwriter designated by you a reasonable number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits;

                  (d) it will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, make any filing under Rule 462(b) of the Act or make any amendment or supplement to the Prospectus of which you shall not previously have been advised and provided a copy a reasonable period of time prior to the filing thereof or to which you or your counsel shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by you in your or your counsel's opinion, and will use its reasonable commercial efforts to cause the same to become effective as promptly as possible;

                  (e) promptly after the Registration Statement becomes effective, and from time

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         to time thereafter for such period as a prospectus is required by the
         Act to be delivered in connection with the sales by an underwriter or a dealer (in the opinion of your counsel), it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and any amendment or supplement of the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act; the Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith;

                  (f) if during the period specified in paragraph (e) any event shall occur or information become known as a result of which in the opinion of your counsel or in the judgment of the Company it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and, subject to paragraph 5(d) above, it will file with the Commission at the sole expense of the Company an appropriate amendment or supplement to the Prospectus so that the statements of any material facts in the Prospectus, as so amended and supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and it will furnish to the Underwriters and to such dealers as the Underwriters shall specify, at the sole expense of the Company, such number of copies thereof as such Underwriters or dealers may reasonably request;

                  (g) prior to any public offering of the Shares, it will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general consent to service of process in any jurisdiction in which it is not now so subject); the Company will continue such qualification in effect so long as required by law for the distribution of the Shares and will file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification (provided, that the Company shall not be obligated to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject);

                  (h) it will not, prior to the exercise in full or termination or expiration of the option to purchase the Option Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus;

                  (i) it will not acquire any capital stock of the Company prior to the exercise in full or termination or expiration of the option to purchase the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to Stockholders of record on a date prior to the exercise in full or termination

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         or expiration of the option to purchase the Option Shares, except in either case as contemplated by the Prospectus;

                  (j) it will make generally available to its security holders as soon as reasonably practicable a consolidated earnings statement covering a period of at least 12 months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in any event not later than the forty-fifth (45th) day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder and to advise you in writing when such statement has been made so available;

                  (k) during the period of five years after the date of this Agreement, it will furnish to you a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to Stockholders; and (iv) as soon as available, such other publicly available information concerning the Company as you may reasonably request;

                  (l) subject to Section 5(m), whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective as to all of its provisions or is terminated, it will pay all costs, fees, expenses and taxes incident to the performance by the Company of its obligations hereunder, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above of this Section 5, (ii) the word processing, reproduction and distribution of this Agreement, the Blue Sky Survey and any other agreements, memoranda, correspondence and other documents prepared and delivered by the Underwriters or their counsel in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such preparation and delivery), (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states, including in each case the fees and disbursements of counsel for the Underwriters, relating to such registration or qualification and memoranda relating thereto, provided that the Company shall not be required to pay more than $25,000 for legal fees of the counsel for the Underwriters relating to Blue Sky matters, (iv) the listing of the Shares on The Nasdaq National Market System ("NMS"); (v) furnishing such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold, (vi) obtaining the opinions to be provided pursuant to Section 8 of this Agreement and (vii) the performance by the Company of all of its other obligations under this Agreement;

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                  (m) in addition to the expenses set forth in Section 5(l), the
         Company shall, as applicable: (A) on the Closing Date, and on each of the Option Closing Dates, pay to EVEREN Securities, Inc., individually and not in its capacity as Managing Representative, a non-accountable expense allowance equal to one percent (1%) of the initial public offering price of the Shares and Option Shares sold pursuant to this Agreement, or (B) (i) if the sale of the Shares provided for herein is not consummated because the Underwriters exercise their right to terminate this Agreement pursuant to Section 9 hereof and any of the following have occurred during the term of this Agreement: (1) there has been any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company;
         (2) the discovery of any defect in the authorization, validity of issuance or fully paid status of any of the Company's outstanding securities; (3) the discovery that any of the Company's business plans, prospects, condition (financial or otherwise) or projections are materially different from information with respect thereto previously provided to you; (4) the failure or inability to qualify or register the offer and sale of the Common Stock on the NASDAQ-NMS or other appropriate exchange; or (5) the Company or the Selling Stockholders shall refuse or be unable to comply with any provision hereof (except as the result of any breach of this Agreement by the Underwriters), the Company will promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares, or (ii) notwithstanding any provision of this Agreement to the contrary, if the sale of the Shares provided for herein is not consummated or this Agreement is terminated for any reason other than the reasons set forth set in clause (B) (i) of this Section 5(m), the Company shall not pay any out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares. For purposes of this Section 5(m), the reimbursable amount for fees and disbursements of counsel for the Underwriters will be limited to $100,000.00.

                  (n) it intends to use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified under the caption "Use of Proceeds" in the Prospectus, and it will file such reports with the Commission with respect to the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act;

                  (o) if, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of this Agreement, it will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted;

                  (p) it will cause the Shares to be listed, subject to notice of issuance or sale, on the NMS; it will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the NMS

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         applicable to the Company;

                  (q) the Company shall obtain and deliver to you prior to the Closing Date an agreement from each current officer and director of the Company, and each beneficial owner of Common Stock (other than John
         Aye) prior to the date hereof a written agreement (the "Lock-up Agreements") that for a period of 180 days from the date this Agreement becomes effective, he or she will not, without the prior written consent of the Managing Representative on behalf of the Underwriters
         (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or
         (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that this clause shall not apply to the transactions expressly contemplated hereby involving the Shares or the warrants to be provided under the Warrant Agreement (the "Warrants") or to transfers of Common Stock to partnerships, limited liability companies, trusts or similar entities organized for the exclusive benefit of family members of the transferor for financial and estate planning purposes so long as any transferee that receives Common Stock as a result of such transfer shall agree upon such transfer to be bound by the terms of this paragraph and shall be capable of being so bound; and

                  (r) it will use its reasonable commercial efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         6.       Representations and Warranties.

                  (a) the Company represents and warrants to each Underwriter as of the date hereof, the Closing Date and each Option Closing Date that:

                           (i) the Company has not received from the Commission
                  any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or threatened any proceedings for that purpose. The Registration Statement, on the date it became or becomes effective, any 462(b) Registration Statement, on the date it became or becomes effective, each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date conformed or will conform in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder ("Rules and Regulations"); the Registration Statement, on


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                  the date it became or becomes effective, and any 462(b)
                  Registration Statement, on the date it became or becomes effective, did not or will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the foregoing shall not apply to statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein; the Company and the Selling Stockholders hereby acknowledge for all purposes under this Agreement that (A) the statements set forth under the caption "Underwriting" in the Prospectus and
                  (B) the stabilization legend on the inside cover of the Prospectus constitute the only written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto;

                           (ii) the Company has been duly incorporated and is a
                  validly existing corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus, is duly registered as an insurance holding company under the laws of California, and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, assets, prospects, net worth or results of operations of the Company taken as a whole (a "Material Adverse Effect");

                           (iii) the Company has no subsidiaries other than
                  Financial Pacific Insurance Agency ("FPIA"), Financial Pacific Insurance Company ("FPIC")and Financial Pacific Technology, Inc., each a corporation organized and operating under the laws of California; all issued and outstanding shares of capital stock or other equity interest of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive right, or other rights to subscribe for or purchase shares or other equity interest and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

                           (iv) the capitalization of the Company is, and upon
                  consummation of the transactions contemplated hereby and by the Prospectus will be, as set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; all of the outstanding shares of capital stock of the Company (including the shares to be sold by the Selling Stockholders hereunder) have been duly authorized and are validly issued, are fully paid and non-assessable and conform to the description thereof in the Registration Statement and the Prospectus and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; and, except as set forth in the Registration Statement and the Prospectus with respect to 4,400 shares of Series A Preferred Stock and the warrants to purchase an aggregate of 747,216 shares of the Common Stock described under the Caption "Description of Capital Stock" and the options to purchase 82,819 shares of the Common Stock under the Company's 1993 Stock Incentive Plan, and except for the Warrants, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; the description of the Company's 1993 Stock Incentive Plan and the options or other rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, accurately and fairly presents the information required to be shown under the Act with respect to such options and rights;

                           (v) subsequent to the respective dates as of which
                  information is given in the Registration Statement and Prospectus, and except as described therein, (A) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise and
                  (C) there has not been any material adverse change in the Company's condition (financial or otherwise), business, affairs, prospects or results of operations or any material change in the Company's capital stock, short-term debt or long-term debt;

                           (vi) the Company Shares have been duly and validly
                  authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus;

                           (vii) this Agreement has been duly authorized,
                  executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles;

                           (viii) the Company is not in violation of its
                  Restated Certificate
                  of Incorporation or By-laws; the Company is not in violation of or in breach of or in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default in) the performance of any obligation, agreement or condition contained in any agreement, lease, contract, permit, license, franchise agreement, mortgage, loan agreement, debenture, note, deed of trust, bond, indenture or other evidence of indebtedness or any other instrument or obligation (collectively, "Obligations or Instruments") to which the Company is a party or by which the Company or any of its properties or assets is bound or affected (except for such breach or default as would not have a Material Adverse Effect); the Company is not in violation of any statute, judgment, decree, order, rule or regulation (collectively, "Laws") applicable to the Company or any of its properties or assets that, alone, or together with other violations of Laws would result in a Material Adverse Effect; and to the best knowledge of the Company, no other party under any contract or other agreement to which the Company is a party is in material default thereunder except for such defaults as would not individually or in the aggregate result in a Material Adverse Effect;

                           (ix) the execution, delivery and performance of this
                  Agreement, the delivery of the Shares by the Company and the Selling Stockholders pursuant to this Agreement, and the consummation of the transactions contemplated hereby and thereby will not, alone or upon notice or the passage of time or both, (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or third party, except such consents or approvals as have been obtained or waived or which would not result in a Material Adverse Effect (and except in the case of the Shares such as may be required under the Act and the securities or Blue Sky laws of the various states or by the NASD), and except those relating to the acquisition of 10% or more of the aggregate number of shares of the Common Stock to be outstanding upon the consummation of the transactions contemplated by this Agreement by any person or affiliated persons (other than the purchase and sale of the Shares by the Underwriters pursuant to this Agreement), (B) except as described in the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms and provisions of any Obligation or Instrument, (C) conflict with or constitute a breach or default under any Obligation or Instrument to which the Company is a party or by which the Company or any of its properties or assets is bound, (except for such creation, conflict, breach or default as would not have a Material Adverse Effect or would not interfere with the consummation of the transactions contemplated by this Agreement), or (D) assuming compliance with the Act and all applicable state securities or Blue Sky laws, violate or conflict with any Laws applicable to the Company or its subsidiary or any of their respective properties or assets taken as a whole (except for such violation or conflict as could not have a Material Adverse Effect or would not interfere with the consummation of the transactions contemplated by this Agreement); no action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the

                  Company, threatened against the Company, that, if adversely determined, could reasonably be expected to in any manner invalidate this Agreement or the Warrant Agreement;

                           (x) except as set forth in the Prospectus, there is
                  no action, suit, proceeding, inquiry or investigation, governmental or otherwise before any court, arbitrator or governmental agency or body (collectively, "Proceedings") pending to which the Company or its subsidiary is a party or to which any of their respective properties or assets are subject, that, if determined adversely to the Company or its subsidiary, as the case may be, would result in a Material Adverse Effect, or that would materially and adversely affect the properties or assets thereof, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of any of the Shares to be sold hereunder or the consummation of the transactions contemplated hereunder, or under the Warrant Agreement and, to the best knowledge of the Company, no such Proceedings are threatened or contemplated; and (except for such contracts, documents or agreements for which confidential treatment has been granted by the Commission in accordance with Rule 406 of the Rules and Regulations) there is no contract, document, agreement or transaction to which the Company or its subsidiary is a party, or that involved or involves the Company, its subsidiary or any of their properties or assets that are required to be described in or filed as exhibits to the Registration Statement or the Prospectus by the Act or the Rules and Regulations that have not been so described or filed; no action has been taken with respect to the Company, and, to the best knowledge of the Company, no statute, Rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Prospectus, or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction or any insurance regulatory agency has been issued with respect to the Company that might prevent the issuance of the Shares, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any Preliminary Prospectus or the Prospectus or suspend the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof; and every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects;

                           (xi) the Company and each of its subsidiaries is duly
                  licensed or authorized as an insurer or insurance agency or third-party administrator in each jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectus, or is subject to no material liability or disability by reason of the failure to be so licensed or authorized in any such jurisdiction; the Company has made all required filings under applicable insurance holding company statutes; each subsidiary of the Company is in compliance with the requirements of the insurance laws and regulations of California and the insurance laws and regulations of other jurisdictions which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have a Material Adverse Effect; the Company and each of its subsidiaries have all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications of and from all insurance regulatory authorities to conduct its businesses as described in the Prospectus, or are subject to no material liability or disability by reason of the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications; and none of the Company or any of its subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such insurance regulatory authority is needed to be obtained by any of the Company or its subsidiaries in any case where it could be reasonably expected that (x) the Company or its subsidiaries would in fact be required either to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification, or cease or otherwise limit writing certain business and (y) the failure to obtain such authorization, approval, order, consent, license, certificate, permit, registration or qualification or the limiting of such business would have a Material Adverse Effect on the business, financial position or results of operations of the Company and its subsidiaries;

                           (xii) the Company is not aware that any of its
                  pending applications for licenses or permits to act as an insurer or insurance agent or third-party administrator, or any such pending application of a subsidiary, is not being processed in due course;

                           (xiii) except as disclosed in the Prospectus, to the
                  best knowledge of the Company, no change in any insurance laws, rules or regulations in California has been introduced that would reasonably be expected to be adopted and if adopted, would reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect;

                           (xiv) in addition to the above, the Company and its
                  subsidiaries believe they have such permits, licenses, franchises and authorizations of governmental or regulatory authorities or third parties ("Permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and assets and to conduct its businesses, except where the failure to have any such Permit would not have a Material Adverse Effect; the Company has fulfilled and performed all of its material conditions or obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit;

                           (xv) all reinsurance treaties and arrangements to
                  which the Company or any of its subsidiaries is a party are in full force and effect and none of the Company or its subsidiaries is in violation of or in default in the performance, observance or fulfillment of, any material obligation, agreement, covenant or condition contained therein; neither the Company nor any of its subsidiaries has received notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty, and the Company and its subsidiaries, to their best knowledge, have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform any such treaties or arrangements except to the extent adequately and properly reserved for in the consolidated financial statements of the Company and its subsidiaries included in the Prospectus.

                           (xvi) the Company has not violated any foreign,
                  federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder or similar foreign laws, that, in each case or in the aggregate, would have in a Material Adverse Effect; none of the property leased by the Company is contaminated with any waste or hazardous substances, and, to the extent that the Company disposes in the ordinary course of its business products that may be classified as or contain "hazardous substances," the disposal of such products (A) is in material compliance with all applicable laws as of the date hereof and (B) has not and will not result in a Material Adverse Effect;

                           (xvii) the Company is not, and does not intend to
                  conduct its business in a manner in which it would become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

                           (xviii) except as otherwise set forth in the
                  Prospectus, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable) to all property and assets described in the Registration Statement as being owned by it; all leases to which the Company is a party are subsisting, valid and binding and no default of the Company or, to the best knowledge of the Company any other person has occurred or is continuing thereunder that might result in a Material Adverse Effect; and the Company enjoys peaceful and undisturbed possession under all such leases to which the Company is a party as lessee with such exceptions as do not materially interfere with the use made thereof by the Company;

                           (xix) the Company believes it maintains adequate
                  insurance for the conduct of its business with reputable third-party insurers in accordance with prudent practices in its industry, and the Company has no reason to believe that it will not be able to renew its existing coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost;

                           (xx) to the best of the Company's knowledge, KPMG
                  Peat Marwick LLP, the accounting firm that has certified or reviewed, or shall certify or review, the financial statements and supporting schedules filed or to be filed with the Commission as part of the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Company as required by the Act;

                           (xxi) the consolidated financial statements of the
                  Company, together with related notes and schedules of the Company included in the Registration Statement and the Prospectus, are accurate and present fairly, in all material respects, the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except where such summary and selected financial and operating data have been prepared or include data prepared in accordance with statutory accounting principles and the Registration Statement specifically indicates that this is the case, and all adjustments necessary for a fair presentation of results for such periods have been made, and any unaudited financial statements have been prepared on a basis substantially consistent with that of the audited operating financial statements included in the Registration Statement and the Prospectus; and the summary and selected financial and operating data included in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with the audited and any unaudited financial statements, as the case may be, included therein;

                           (xxii) the statutory financial statements of the
                  Company and its subsidiaries from which certain ratios and other statistical data filed as part of the Registration Statement or included or incorporated in the Prospectus have been derived: (i) have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners and by the California Department of Insurance, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (ii) present fairly the statutory financial position of the Company and its subsidiaries as at the dates thereof, and the statutory basis results of operations of the Company for the periods covered thereby;

                           (xxiii) FPIC is currently rated A- (excellent) by
                  A.M. Best; the Company is not aware of any action by A.M. Best that could lead to a downward change in the rating of FPIC, nor is it aware of any circumstance that could be the basis for such downward change;

                           (xxiv) except for the registration rights of the
                  Selling Stockholders which have been exercised, all rights of security holders of the Company to require registration of shares of Common Stock (a "Registration Right") or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or to receive notification of such filing or consummation have been duly waived with respect to the public offering contemplated hereby. There are no preemptive rights with respect to the offering being made by the Prospectus;

                           (xxv) except as disclosed in the Registration
                  Statement and the Prospectus, no labor dispute with the employees of the Company exists, or to the best knowledge of the Company, is imminent, and the Company has not received notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers, customers, manufacturers or contractors that could result in any Material Adverse Effect;

                           (xxvi) to the best of the Company's knowledge, the
                  Company has filed or caused to be filed, or has properly filed extensions for, all foreign, federal, state and local income, value added and franchise tax returns and has paid all taxes and assessments shown thereon as due, except for such taxes and assessments as are disclosed or adequately reserved against and that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted;

                           (xxvii) the Company does not own or require any
                  patents in connection with the business it now operates and the Company owns or possesses the licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Proprietary Rights") currently employed by it in connection with the business it now operates except where the failure to so own such Proprietary Rights would not have a Material Adverse Effect; and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights that, if the subject of any unfavorable decision, ruling or finding, in the aggregate, would result in a Material Adverse Effect;

                           (xxviii) the Company is conducting and intends to
                  conduct its business so as to comply in all material respects with applicable federal, state, local and foreign government Laws, except where the failure to comply would not have a Material Adverse Effect; and except as set forth in the Registration Statement and the Prospectus, the Company is not charged with or, to the best knowledge of the Company, under investigation with respect to, any material violation of any such Laws;

                           (xxix) the Company has not taken and will not take,
                  directly or indirectly, any action designed to or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                           (xxx) neither the Company nor, to the best knowledge
                  of the Company, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices
                  Act) or of a character required to be disclosed in the Prospectus; the Company has not, at any time during the past five years, (1) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (2) made any unlawful payment to state, federal or foreign government officer or officers, or other person charged with similar public or quasi-public duty;

                           (xxxi) the Company maintains a system of internal
                  accounting controls which it believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences;

                  (b) In addition, the Selling Stockholders, severally and not jointly, represent and warrant to and agree with each Underwriter and the Company that:

                           (i) each such Selling Stockholder now has and on the
                  Closing Date will have valid marketable title to the Selling Stockholder Shares to be sold by him or her, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this Agreement; and upon delivery of such Shares hereunder and payment of the Purchase Price as herein contemplated, each of the Underwriters will obtain valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest pertaining to such Selling Stockholder or such Selling Stockholder's property, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Stockholders;

                           (ii) each such Selling Stockholder has duly executed
                  and delivered, in the form heretofore furnished to the Representatives, an irrevocable Power of Attorney and Custody Agreement appointing Robert C. Goodell, Patrick C. Haden and Stephen E. Adamson, or any of them, as attorney-in-fact (the "Attorney") with Robert C. Goodell as custodian (the "Custodian"); the Power of Attorney and Custody Agreement constitutes a valid and binding agreement on the part of each Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the Attorney, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 8(l) hereof on behalf of such Selling Stockholder, to determine the Purchase Price to be paid by the several Underwriters to such Selling Stockholder as provided in Section 3 hereof, and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement;

                           (iii) all consents, approvals, authorizations and
                  orders required for the execution and delivery by each Selling Stockholder of the Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Selling Stockholder Shares to be sold by such Selling Stockholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; and such Selling Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement;

                           (iv) for a period of 180 days from the date this
                  Agreement becomes effective, no Selling Stockholder will, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (except for such transactions contemplated in the Registration Statement), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that this clause shall not apply to the transactions expressly contemplated hereby involving the Shares or to transfers of Common Stock to partnerships, limited liability companies, trusts or similar entities organized for the exclusive benefit of family members of a Selling Stockholder for financial and estate planning purposes so long as any transferee that receives Common Stock as a result of such transfer shall agree upon such transfer to be bound by the terms of this paragraph and shall be capable of being so bound;

                           (v) the performance of this Agreement and the
                  consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which any Selling Stockholder is a party or by which any Selling Stockholder, may be bound or, to the best of each Selling Stockholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder;

                           (vi) no Selling Stockholder has taken or will take,
                  directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares;

                           (vii) other than as permitted by the Act, no Selling
                  Stockholder has distributed or will distribute any prospectus or other offering material in connection with the offering and sale of the Shares;

                           (viii) each such Selling Stockholder has reviewed the
                  Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate;

                           (ix) each Selling Stockholder will review the
                  Prospectus and will comply with all agreements and satisfy all conditions to be complied with or satisfied by the Selling Stockholders pursuant to this Agreement on or prior to the Closing Date, and will advise the Representatives prior to the Closing Date if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 8(l) would be inaccurate if made as of the Closing Date;

                           (x) no Selling Stockholder has, unless waived prior
                  to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Company Shares; such Selling Stockholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

         7.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission made or omitted in reliance upon written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto. In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(a), or any inaccuracy in the representations and warranties of the Company herein or the failure to perform its obligations hereunder, the Company will pay each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to indemnify hereunder or to pay each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim payment is so held to have been improper, the Underwriters shall promptly return such payment to the Company. Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in The Wall Street Journal which represents the base rate on corporate loans posted by a substantial majority of the nation's thirty (30) largest banks (the "Prime Rate"), from the date of such request.

                  (b) The Selling Stockholders agree, severally and not jointly, to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to such Underwriter by a Selling Stockholder, directly or through such Selling Stockholder's representatives, specifically for use in the preparation thereof; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission made or omitted in reliance upon written information furnished to the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto. In addition to any other obligations of the Selling Stockholders under this Section 7(b), the Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(b), or any inaccuracy in the representations and warranties of the Selling Stockholders herein or the failure to perform any of their obligations hereunder, the Selling Stockholders will, severally and not jointly, pay each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Stockholders' obligation to indemnify hereunder or to pay each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim payment is so held to have been improper, the Underwriters shall promptly return such payment to the Selling Stockholders. Any such interim reimbursement payments which are not made to the Underwriters within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                  (c) In case any action shall be brought against any of the indemnified parties, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Stockholders, such indemnified parties shall promptly notify the Company (and the Selling Stockholders, care of the Company) in writing (but the failure so to notify shall not relieve the Company or the Selling Stockholders of any liability that they may otherwise have to such indemnified parties under this Section 7 (although the Company's and the Selling Stockholder's liability to an indemnified party may be reduced on a monetary basis to the extent, but only to the extent, they have been prejudiced by such failure on the part of such indemnified party), and the Company and the Selling Stockholders shall promptly assume the defense thereof, including the employment of counsel satisfactory to such indemnified party and payment of all fees and expenses. The indemnified parties shall each have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless (i) the employment of such counsel shall have been specifically authorized by the Company, (ii) the Company or the Selling Stockholder, as the case may be, shall have failed to assume promptly the defense or to employ counsel reasonably satisfactory to such indemnified party or
         (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the Company or the Selling Stockholders, and an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to one or more of the indemnified parties that are different from or additional to those available to the Company or the Selling Stockholders (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by the Representatives, and that all such fees and expenses shall be reimbursed promptly as they are incurred). The Company and the Selling Stockholders shall not be liable for any settlement of any such action effected without their written consent, which consent shall not be unreasonably withheld, but if settled with the written consent of the Company and the Selling Stockholders, the Company and the Selling Stockholders agree to indemnify and hold harmless the indemnified parties from and against any and all loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which such settlement shall be in form and substance satisfactory to the indemnified party. The indemnification provided in this Section 7 will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

                  (d) The Underwriters agree, severally and not jointly, to indemnify and hold harmless each Selling Stockholder, the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (the "indemnified parties"), to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to the Underwriters but only with reference to information stated in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein. In case any action shall be brought against the Company, the Selling Stockholders, any of the Company's directors, any such officers or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company and the Selling Stockholders by Section 7(c) hereof (except that if the Company and the Selling Stockholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and each Selling Stockholder, the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the "indemnified parties" by
         Section 7(c) hereof. In addition to their other obligations under this
         Section 7(d), the Underwriters severally and not jointly agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 7(d) hereof, they will reimburse the Company and the Selling Stockholders on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and the Selling Stockholders shall promptly return such payment to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company or the Selling Stockholders within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                  (e) If the indemnification provided for in this Section 7 is for any reason unavailable to an indemnified party or insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the Selling Stockholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters on the other, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters, the Company or the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute, more in the aggregate than the total selling price of his or her shares (net of all amounts reimbursed, for any reason, by the Company or insurance policies paid for or held by the Company). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(e) to contribute are several in proportion to the respective amount of Shares purchased hereunder by each Underwriter and not joint.

                  (f) It is agreed that any controversy arising out of the operation of the interim payment arrangements set forth in Sections 7(a), 7(b) or 7(d) hereof, including the amounts of any requested payments and method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration shall be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration shall be limited to the operation of the interim payment provisions contained in Sections 7(a), 7(b) and 7(d) hereof and shall not resolve the ultimate propriety or enforceability of the obligation to indemnify or pay expenses which is created by the provisions of such Sections 7(a), 7(b) and 7(d) hereof.

                  (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 7, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7 and further agree not to attempt to assert any such defense.

                  (h) Notwithstanding any other provision herein to the contrary, the liability of each Selling Stockholder under this Agreement, including under the representations, warranties and agreements contained herein and under the indemnity and contribution agreements contained in the provisions of this Section 7, shall be limited to an amount equal to the initial public offering price of the Shares sold by such Selling Stockholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Stockholder.

         8. Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Option Shares on any Option Closing Date are subject to the fulfillment of each of the following conditions on or prior to the Closing Date and each Option Closing Date:

                  (a) All the representations and warranties of the Company and the Selling Stockholders contained in this Agreement and in any certificate delivered hereunder shall be true and correct on the Closing Date and each Option Closing Date with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as applicable. The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date or Option Closing Date, as applicable, to perform or comply in all respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  (b) If the Registration Statement is not effective at the time of the execution and delivery of this Agreement, the Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 8:00 A.M., Los Angeles time, on the date of this Agreement or such later time as you may approve in writing or, if the Registration Statement has been declared effective prior to the execution and delivery hereof in reliance on Rule 430A, the Prospectus shall have been filed as required hereby, if necessary; and at the Closing Date and each applicable Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Underwriters, the Company or the Selling Stockholder, threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with to the Underwriters' reasonable satisfaction; no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued, and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                  (c) The Shares shall have been qualified for sale under the Blue Sky laws of such states as shall have been specified by the Representatives.

                  (d) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment, and no Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of material fact, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any material change, or any material development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, that, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (f) You shall have received the Lock-up Agreements specified in Section 5(q) of this Agreement.

                  (g) You shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Riordan & McKinzie, counsel for the Company and the Selling Stockholders, to the effect set forth on Exhibit A hereto and incorporated herein.

                  (h) You shall have received an opinion (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of LeBoeuf, Lamb, Greene, MacRae, LLP, special counsel to the Company with respect to matters involving insurance regulation to the effect set forth on Exhibit B hereto and incorporated herein.

                  (i) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from KPMG Peat Marwick, LLP addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement or Prospectus, which, in your sole judgment, is material and adverse and that makes it, in your sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. The Original Letter from KPMG Peat Marwick, LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations, (ii) set forth their opinion with respect to their examination of the balance sheets of the Company as of December 31, 1997, and related statements of operations, shareholders' equity and cash flows for the years then ended December 31, 1997, (iii) state that KPMG Peat Marwick, LLP has performed the procedure set out in Statement on Auditing Standards No. 71 ("SAS 71") for a review of financial information at March 31, 1998, and (iv) address other matters agreed upon by KPMG Peat Marwick, LLP and you. In addition, you shall have received confirmation from KPMG Peat Marwick, LLP that a letter addressed to the Company has been delivered to the Company stating that, in performing their audit of the Company's consolidated financial statements as of March 31, 1998, to the extent they deemed necessary in determining their auditing procedures, they considered the Company's system of internal accounting controls and noted no matters that they considered to be material weaknesses.

                  (j) You shall have received from the Company a certificate, signed by Robert C. Goodell and Arthur A. Terner, in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable, to the effect that:

                           (i) such officer does not know of any Proceedings
                  instituted, threatened or contemplated against the Company of a character required to be disclosed in the Prospectus that are not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;

                           (ii) such officer has carefully examined the
                  Registration Statement and the Prospectus and all amendments or supplements thereto and, in such officer's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred or information become known that should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;

                           (iii) the representations and warranties of the
                  Company set forth in Section 6(a) of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                           (iv) the Commission has not issued an order
                  preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

         The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (iii) and (iv) of this subparagraph to be set forth in said certificate.

                  (k) You shall have received a certificate, dated the Closing Date, from each Selling Stockholder to the effect that, as of the Closing Date, such Selling Stockholder has not been informed that:

                           (i) The representations and warranties made by any
                  Selling Stockholder herein are not true or correct in any material respect on the Closing Date or on any later date on which Option Shares are to be purchased, as the case may be; or that

                           (ii) Any Selling Stockholder has not complied with
                  any obligation or satisfied any condition which is required to be performed or satisfied on the part of such Selling Stockholder at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be.

                  (l) You and Morrison & Foerster LLP, counsel for the Underwriters, shall have received on or before the Closing Date or the Option Closing Date, as the case may be, such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as you and they shall have reasonably requested from the Company.

                  (m) The Company shall have executed and delivered to the Managing Representative the Warrant Agreement, together with certificates for the Warrants in the form and under the terms specified therein, registered in such names and amounts as the Managing Representative shall direct.

         9. Effective Date of Agreement, Termination and Defaults. This Agreement shall become effective upon, and shall not be deemed delivered until, the later of (i) execution of this

Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

         This Agreement may be terminated at any time prior to the Closing Date and any exercise of the option to purchase Option Shares may be canceled at any time prior to any Option Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, management, or business of the Company, whether or not arising in the ordinary course of business, that would, in the Representatives' reasonable judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States that, in the Representatives' reasonable judgment, is material and adverse and would, in the Representatives' judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market or limitation on prices for securities on either such exchange or the Nasdaq Stock Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, Rule or order of any court or other governmental authority that in the Representatives' opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or New York or California state authorities, (vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives' reasonable opinion has a material adverse effect on the financial markets in the United States or (vii) there shall be any change in financial markets or in political, economic or financial conditions which, in the reasonable opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially adversely affects the market for the Shares.

         If on the Closing Date or on any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Option Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Option Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed, in the aggregate, 10% of the total number of Shares that all Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the total number of Firm Shares or Option Shares, as the case may be, which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Option Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Option Shares, as the case may be, in an amount that exceeds, in the aggregate, 10% of the total number of the Shares, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Company or the Selling Stockholder, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         The indemnity and contribution provisions and other agreements, representations and warranties of the Company, the Selling Stockholders and the Company's officers and directors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or the Selling Stockholders or the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment therefor hereunder or (iii) termination of this Agreement. Notwithstanding any termination of this Agreement, the Company shall be liable for and shall pay all expenses it has agreed to pay pursuant to
Section 5(l).

    Except as otherwise provided, this Agreement has been and is made solely for the benefit of, and shall be binding upon, the Company, the Selling Stockholders, the Underwriters, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         11. Miscellaneous. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you at 77 West Wacker Drive, Chicago, Illinois 60601-1994,
Attention: Syndicate Department, with a copy to EVEREN Securities, Inc., 1901 Avenue of the Stars, Suite 1460, Los Angeles, California 90067, Attention: Basil
E. Horner, Senior Managing Director and at Hoefer & Arnett Incorporated _______________________; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at 3850 Atherton Road, Rocklin, California 95765 Attention: Robert C. Goodell, President and Chief Executive Officer with a copy to Riordan & McKinzie, 300 South Grand Avenue, 29th Floor, Los Angeles, California 90071, Attention: Janis B. Salin; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed to them care of the Company, with a copy to, or in any case to such other address as the person to be notified may have requested in writing.

         The Underwriters confirm that they will acquire the Shares only for resale to the public and do not intend to hold the Shares for investment. They further confirm that they do not intend to exercise control over the Company or FPIC.

         Until the initial public offering of the shares to the public has been completed (as evidenced by termination of the underwriting syndicate), the Underwriters will not knowingly sell to a single person or an affiliated group a number of shares which equals or exceeds 10% or more of the Company's outstanding voting securities, unless the purchaser or purchasers provide the Underwriters with evidence satisfactory to the Underwriters that it or they have obtained all required approvals form the California Department of Insurance or that such approvals are not required. Absent actual knowledge, the knowledge of one member of the underwriting syndicate shall not be attributed to other members of the underwriting syndicate. Until the initial public offering of the shares to the public has been completed, no Underwriter shall exercise any voting right associated with shares held for such Underwriter's account.

         The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the several Underwriters, including you.

                                         Very truly yours,

                                         FINANCIAL PACIFIC INSURANCE
                                         GROUP, INC., a Delaware
                                         corporation



                                         By:_______________________________

                                         Its_______________________________

                                         Selling Stockholders:

                                         RIORDAN, LEWIS & HADEN


                                         By:_______________________________
                                                Attorney-in-Fact



                                         FIREMARK ADVISORS, INC.


                                         By:_______________________________
                                                Attorney-in-Fact



                                         ST. PAUL FIRE & MARINE
                                         INSURANCE COMPANY


                                         By:_______________________________
                                                Attorney-in-Fact



                                         CELERITY PARTNERS, L.P.


                                         By:_______________________________
                                                Attorney-in-Fact



                                         ROBERT C. GOODELL


                                         By:_______________________________
                                                Attorney-in-Fact



                                         DAVID ROGERS


                                         By:_______________________________
                                                Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

EVEREN Securities, Inc.

Acting as Managing Representative of the several Underwriters named in Schedule
I.


By: _______________________________
[Title]


Hoefer & Arnett, Inc.

Acting as Representative of the several Underwriters named in Schedule I.


By: _________________________________
[Title]

                                   SCHEDULE I


                         Underwriter                             Number of Shares
                         -----------                             ----------------
EVEREN Securities, Inc.........................................         $
Hoefer & Arnett,                                                        $
Inc............................................................
                                                                        $
                                                                        $
                                                                        $
                                                                        $
                                                                        $
                                                                        $
                                                                        $
                                                                        $
         TOTAL.................................................         $